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Pricing Supplement No. 2                            Filing under Rule 424(b)(3)
Dated:  February 29, 1996                  Registration Statement No. 33-63175

(To Prospectus dated October 6, 1995, and
Prospectus Supplement dated October 17, 1995)

CUSIP No. 44615QAL1


                                $750,000,000

                     HUNTINGTON BANCSHARES INCORPORATED

                        MEDIUM-TERM NOTES, SERIES B

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Principal amount:  $50,000,000                              Floating Rate Notes:
Interest Rate (if fixed rate):  N/A                            Interest Rate Basis: FEDERAL FUNDS
Stated Maturity:  MARCH 5, 1997                                Index Maturity:  DAILY
Minimum denominations:  $100,000                               Spread:  +9.5 BPS
Issue price (as a percentage of                                Spread Multiplier:  N/A
   principal amount):  A/S                                     Maximum Rate:  N/A
Selling Agent's commission (%):  0.00%                         Minimum Rate:  N/A
Purchasing Agent's discount                                    Initial Interest Rate:  FEDERAL FUNDS RATE
   or commission (%):  N/A                                        ON THE MARKET DAY PRECEDING THE
Net proceeds to the Company:   $50,000,000                        SETTLEMENT DATE
Settlement date (original issue date):  MARCH 5, 1996          Interest Reset Date(s): A/S
Redemption Commencement Date (if any):  N/A                    Interest Reset Period: DAILY
Initial Redemption Percentage (if any):  N/A                   Interest Determination Date(s):  ONE
Annual Redemption Percentage                                      MARKET DAY PRECEDING INTEREST RESET
   Reduction (if any):  N/A                                       DATE
Repayment Date (if any):  N/A                                  Calculation Date(s):  N/A
Initial Repayment Percentage (if any):  N/A                    Interest Payment Date(s): JUNE 5, 1996,
Annual Repayment Percentage                                       SEPTEMBER 5, 1996, DECEMBER 5, 1996,
   Reduction (if any):  N/A                                       MARCH 5, 1997
                                                               Interest Payment Periods(s): QUARTERLY
                                                               Regular Record Date(s): A/S



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         Additional terms:  NONE.


         As of the date of this Pricing Supplement, the aggregate initial public offering price of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $85,000,000.

         "N/A" as used herein means "Not Applicable." "A/S" as used herein means "as stated in the Prospectus Supplement referred to above."

                          MORGAN STANLEY & CO., INC.